                                                                     Exhibit (5)

                                                               September 5, 2003


Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

     This opinion is furnished in connection with the proposed issuance and sale by Eastman Kodak Company, a New Jersey corporation (the "Company"), of up to $2,000,000,000 aggregate principal amount of its debt securities (the "Debt Securities") pursuant to:

     (a) The Company's Registration Statement on Form S-3 relating to the Debt Securities (the "Registration Statement"); and

     (b) The Indenture, dated as of January 1, 1988, between the Company and The Bank of New York (the "Trustee"), as Trustee, as heretofore amended by a First Supplemental Indenture dated as of September 6, 1991, a Second Supplemental Indenture dated as of September 20, 1991, a Third Supplemental Indenture dated as of January 26, 1993 and a Fourth Supplemental Indenture dated as of March 1, 1993, and as may hereafter be further supplemented by supplemental indentures as provided in Article Nine of such indenture or as modified by resolutions of the Board of Directors as provided in Section 301 of such indenture, pursuant to which the Debt Securities are to be issued (the indenture as so supplemented or modified being hereinafter referred to as the "Indenture").

     I am Senior Vice President and General Counsel of the Company, and am familiar with and have examined, either personally or through attorneys under my supervision, direction and control, originals or copies certified or otherwise identified to my satisfaction, of the Registration Statement, the Indenture, the Restated Certificate of Incorporation and bylaws of the Company and such other corporate records, certificates of corporate officials as to certain matters of fact, and instruments and documents as I have deemed necessary or advisable as a basis for the opinions set forth herein.

     In such examination, I have assumed the genuineness of all signatures (other than the signatures of persons signing on behalf of the Company), the authenticity and completeness of all documents, certificates, instruments and records submitted as originals and the conformity to the original instruments of all documents submitted as copies, and the authenticity and completeness of the originals of such copies. In addition, in rendering this opinion, as to certain matters of fact, I have relied solely upon certificates of officers of the Company and certificates or telegrams of public officials, without any independent investigation of such matters.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is existing as a corporation under the laws of the State of New Jersey.

     2. When the issuance of a Debt Security has been duly authorized by all necessary corporate action of the Company as contemplated by the Indenture, subject to the terms of such Debt Security being otherwise in compliance with then applicable law, and when such Debt Security has been duly executed, authenticated, sold and delivered in the form approved pursuant to and in accordance with the terms of the Indenture and as described in the Registration Statement, which Registration Statement shall have become effective, the supplement or supplements to the Prospectus constituting a part thereof and, if applicable, such agreement or agreements as may have been duly authorized and executed in connection with the sale of such Debt Security, such Debt Security will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the extent that the obligations of the Company under such Debt Security may be dependent upon such matters, I assume for purposes of this opinion that the Trustee is a corporation at all times duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into and perform its obligations under the Indenture, and the Indenture, at the time of the issuance and sale of such Debt Security, will constitute the valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

     The laws covered by the opinions expressed herein are limited to the laws of the State of New Jersey and, with respect to the opinions expressed in paragraph 2 above, the laws of the State of New York.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in the prospectus included in the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

     This opinion is for the sole benefit of the addressee and, without my express prior written consent, may not be relied upon by any other person.


                                           Very truly yours,

                                           /s/ Gary P. Van Graafeiland

                                           Gary P. Van Graafeiland
                                           Senior Vice President and
                                           General Counsel




                                        3